Exhibit 99.1

Local Bounti Welcomes Jennifer Carr-Smith to its Board of Directors

HAMILTON, MT – March 21, 2023 /PRNewswire/ — Local Bounti Corporation (NYSE: LOCL, LOCL WS) (“Local Bounti” or the “Company”), a breakthrough U.S. indoor agriculture company combining the best aspects of vertical and greenhouse growing technologies, today announced that Jennifer Carr-Smith has been appointed to the Company’s Board of Directors (“Board”) and will serve on the Compensation Committee of the Board, in each case effective May 15, 2023. In connection with this appointment, the Board will be increased from 6 to 7 directors.

Ms. Carr-Smith has served as President of JCS Advisory Services, LLC, a firm providing advisory services to high-growth companies in the consumer space since April 2018. Since July 2021, Ms. Carr-Smith has served as the Co-Founder and President of Athena Consumer Acquisition Corp., a company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. Previously, Ms. Carr-Smith was General Manager/Senior Vice President North America Local of Groupon, Inc., Chief Executive Officer/President of Peapod Online Grocer, LLC, and Chief Operating Officer of each of J. Crew Direct, giggle, and Gilt.com. Ms. Carr-Smith is Chair of the Board of Blue Apron Holding, Inc., a Non-Executive Director of Woolworths Group and is a member of the Board of Directors of several private companies. Ms. Carr-Smith holds a B.A. degree in economics from Brown University and an M.B.A. degree from Harvard Business School.

Craig Hurlbert, Co-CEO and Board Chair of Local Bounti, stated, “We are very excited to announce the appointment of Jennifer to our Board. Jennifer is an extremely seasoned executive with a strong track record of operational leadership across many high-growth organizations. We look forward to her contributions and insights as we continue to drive consumer penetration of the Local Bounti brand and leverage our national footprint.”

About Local Bounti

Local Bounti is redefining indoor farming with an innovative method – its proprietary Stack & Flow Technology™ – that significantly improves crop turns, increases output and improves unit economics. Local Bounti operates advanced indoor growing facilities across the United States, servicing approximately 10,000 retail doors with its two brands: Local Bounti® and Pete’s®. Local Bounti grows healthy food utilizing a hybrid approach that integrates the best attributes of controlled environment agriculture with natural elements. Local Bounti’s sustainable growing methods are better for the planet, using 90% less land and 90% less water than conventional farming methods. With a mission to ‘bring our farm to your kitchen in the fewest food miles possible,’ Local Bounti’s food is fresher, more nutritious, and lasts longer than traditional agriculture. To find out more, visit localbounti.com or follow Local Bounti on LinkedIn for the latest news and developments.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements generally relate to future events and in some cases, you can identify forward-looking statements by terminology such as “intends,” “plans,” and “will,” or the negative of these terms or variations of them or similar terminology. Such forward-looking statements are based on current management expectations. Although management believes that the expectations reflected in these forward-looking statements are reasonable, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties. The Company believes these factors include but are not limited to those described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as updated by our Quarterly Report on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2022, and in other filings that the Company has made and may make with the Securities and Exchange Commission in the future. All of the forward-looking statements made in this press release are qualified by these cautionary statements. You should not place undue reliance on these forward-looking statements, which are made only as of the date of this press release. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Kathleen Valiasek, Chief Financial Officer

Local Bounti

investors@localbounti.com